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                                                                     EXHIBIT 2.5

                         EXHIBIT D TO MERGER AGREEMENT
                            MUTUAL RELEASE AGREEMENT


                                       A.

                 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, individually and on behalf of his/its heirs, personal representatives, agents, successors and assigns, jointly and severally (individually and collectively for purposes of this Section A., the "Releasor"), for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid to the Releasor and other good and valuable consideration, including, without limitation, the entry by 800 Travel Systems, Inc. ("Travel Systems"), a Delaware corporation, into that certain Agreement and Plan of Merger (the "Merger Agreement") with The Joseph Stevens Group, LLC, and The Joseph Stevens Group, Inc., dated November 11, 1996, the receipt and sufficiency of which are hereby jointly and severally acknowledged by the Releasor, does hereby and by these presents, and for anyone claiming by, through or under the Releasor, fully remise, release, acquit and forever discharge The Joseph Stevens Group, Inc. ("Stevens"), a California corporation, its successors and assigns, of and from any and all rights, claims, demands, damages, actions, and causes of action, of any kind or nature whatsoever, whether arising at law, by contract or in equity, which the Releasor may have had, may now have, or may hereafter have, against Stevens by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing, from the beginning of time to and including the Effective Date (as defined in that certain Interim Operating Agreement dated November 11, 1996 among 800 Travel Systems, Inc., The Joseph Stevens Group, Inc., and The Joseph Stevens Group, LLC, the "Interim Agreement") and, upon the advice of counsel, the parties expressly waive all rights under California Civil Code Section 1542, which provides:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

                 It is intended by Releasor that, pursuant to this Release, Releasor shall forever remise, acquit, waive, release and forever discharge Stevens of and from any and all claims, demands for losses, injuries and damages, rights, known or unknown, direct or indirect, from the above-described matters, and from any other matter occurring prior to the Effective Date, it being understood that all rights which Releasor or any person
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who claims by, through and under him or it may have against Stevens as of the
Effective Date, shall be forever released, remised and acquitted, and Releasor and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly with or through any person, natural or corporate, for or upon or by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing whatsoever, from the beginning of time to and including the Effective Date of the Interim Agreement and, upon the advice of counsel, the parties expressly waive all rights under California Civil Code Section 1542, which provides:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

                                       B.

                 The Joseph Stevens Group, Inc. individually and on behalf of its successors and assigns, (individually and collectively, the "Releasor"), for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid to the Releasor and other good and valuable consideration, the receipt and sufficiency of which are hereby jointly and severally acknowledged by the Releasor, does hereby and by these presents, and for anyone claiming by, through or under the Releasor, fully remise, release, acquit and forever discharge the undersigned parties (the "Undersigned"), and their respective successors and assigns, of and from any and all rights, claims, demands, damages, actions, and causes of action, of any kind or nature whatsoever, whether arising at law, by contract or in equity, which the Releasor may have had, may now have, or may hereafter have, against the Undersigned by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing, from the beginning of time to and including the Effective Date of the Interim Agreement and, upon the advice of counsel, the parties expressly waive all rights under California Civil Code Section 1542, which provides:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

                 It is intended by Releasor that, pursuant to this Release, Releasor shall forever remise, acquit, waive, release and forever discharge the Undersigned of and from any and all





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claims, demands for losses, injuries and damages, rights, known or unknown, direct or indirect, from the above-described matters, and from any other matter occurring prior to the Effective Date, it being understood that all rights which Releasor or any person who claims by, through and under him or it may have against the Undersigned as of the Effective Date, shall be forever released, remised and acquitted, and Releasor and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly with or through any person, natural or corporate, for or upon or by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing whatsoever, from the beginning of time to and including the Effective Date of the Interim Agreement and, upon the advice of counsel, the parties expressly waive all rights under California Civil Code
Section 1542, which provides:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

                                       C.

                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, represents the entire agreement among the parties hereto with respect to the subject matter hereof; may not be modified or amended except pursuant to the written agreement of the parties hereto; may be executed in multiple counterparts; and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any notice given hereunder shall be given in the manner specified for notices in the Merger Agreement. If a party commences or is made a party to an action or proceeding to enforce or interpret the terms of this Agreement, or to obtain a declaration of rights under this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all attorneys' fees, costs and expenses incurred in connection with such action or proceeding or any appeal or enforcement of such action or proceeding.





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                 IN WITNESS WHEREOF, the undersigned have executed this Release
Agreement, this _____ day of __________, 1997.


                                              "The Undersigned"

                                              Name:
                                              Address:
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                                              Facsimile:

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                                              Name:
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                                              Name:
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                                              Name:
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                                              Name:
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                                              Facsimile:

                                              THE JOSEPH STEVENS GROUP, INC.


                                              By:
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                                                 Its:
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